Exhibit 4.2

Number [l] [l] Shares Common Stock THIS CERTIFIES THAT [l] is the record holder of [l] ([l]) shares of Common Stock of Spectral IP, INC. a corporation organized under the laws of [Texas] transferable only on the records of the corporation upon surrender of this certificate, properly endorsed or assigned. This certificate and the shares it represents are subject to the provisions of the Amended and Restated Certificate of Incorporation and the Bylaws of the corporation, and any amendments thereto, as well as the restrictive legends on the back of this certificate. Upon request, stockholders may obtain free of charge from the corporation’s principal office a statement describing the designations, powers, preferences, limitations, qualifications and relative rights granted to or imposed upon each class or series of shares or upon the holders of such shares. A statement of the number of shares constituting each class or series of stock and the designation thereof and a statement of all of the rights, preferences, privileges, and restrictions granted to or imposed upon the respective classes and/or series of shares of stock of the corporation and upon the holders thereof may be obtained by any stockholder upon request and without charge, at the principal office of the corporation, and the corporation will furnish any stockholder, upon request and without charge, a copy of each statement. The corporation has caused this certificate to be signed by its duly authorized officers effective as of ____________, 2025. Chief Executive Officer Chief Financial Officer

FOR VALUE RECEIVED, I HEREBY SELL, ASSIGN AND TRANSFER ___________ SHARES REPRESENTED BY THIS CERTIFICATE TO ______________________ AND HEREBY IRREVOCABLY APPOINT ____________________________ AS ATTORNEY TO TRANSFER THESE SHARES ON THE SHARE REGISTER OF THE CORPORATION.

DATED